EXHIBIT 99.1

[Six Inc. logo]                                                           NEWS
--------------------------------------------------------------------------------


FOR:       SIX FLAGS, INC.
CONTACT:   James F. Dannhauser, Chief Financial Officer
           122 East 42nd Street
           New York, NY 10168
           (212) 599-4693

KCSA       Erika Levy /Joseph A. Mansi
CONTACTS:  (212) 896-1208 / (212) 896-1205
           elevy@kcsa.com / jmansi@kcsa.com
           --------------   ---------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

           SIX FLAGS REPORTS SIX MONTHS AND SECOND QUARTER RESULTS AND
                           AFFIRMS FULL YEAR OUTLOOK

           o Strong, Broad-based Attendance, Revenue And EBITDA Growth

NEW YORK, August 8, 2005 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the six months and quarter ended June 30, 2005. Revenues for the second quarter of 2005 were 8.4% higher than the prior year, and attendance increased 753,000, or 6.6%, reflecting the positive market reaction in virtually all of the Company's parks to the Company's new capital additions and marketing programs.

SIX MONTH RESULTS

           For the first six months of 2005, revenues were $440.9 million, compared to $401.2 million for the comparable period of 2004, an increase of $39.7 million, or 9.9%. Attendance for the period rose 1.08 million, or 8.5%, while total revenue per capita increased by 1.3%, to $31.82.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $465.8 million in the 2005 six-month period, as compared to $444.7 million in the prior-year period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $390.0 million in 2005 and $370.6 million in 2004, an increase of 5.2%, reflecting planned increases in labor and other expenses to continue the Company's guest service initiatives and to operate the attractions added for the 2005 season, as well as expected increases in costs of goods sold as a result of higher sales volume.


           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                    o Tel: 405-475-2500 o Fax: 405-475-2555

          122 East 42nd Street o 49th Floor o New York, New York 10168
                    o Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 2


           EBITDA (Modified) was $50.9 million in the 2005 period as compared to $30.7 million in the 2004 period (1). Adjusted EBITDA for the 2005 period was $29.5 million compared to $12.0 million in 2004. (1)

           Loss from continuing operations applicable to common stock was $178.6 million in the first six months of 2005 as compared to $135.1 million in the 2004 period. The 2005 period reflects the impact of a $63.8 million tax valuation allowance. In addition, both periods included a loss on early repurchase of debt. Absent the tax valuation allowance and the loss on early repurchase of debt (net of the associated tax benefits in 2005 and 2004), the loss from continuing operations in 2005 would have been $102.8 million and in 2004 would have been $115.6 million. (2)

THREE MONTH RESULTS

           Revenues for the second quarter of 2005 were $386.5 million, compared to $356.4 million for the comparable quarter of 2004. The 2005 performance reflects an increase in attendance of 753,000, or 6.6%, and a 1.8% increase in total revenue per capita, to $31.65.

           Operating costs and expenses, including depreciation, amortization and non-cash compensation, were $294.3 million in the 2005 quarter and $282.6 million in the year ago period. Excluding depreciation, amortization and non-cash compensation, cash operating costs and expenses were $256.3 million in the second quarter of 2005, as compared to $245.6 million in the prior-year quarter, an increase of 4.3%.

           EBITDA (Modified) was $130.2 million in the second quarter of 2005 compared to $110.8 million in the 2004 quarter. Adjusted EBITDA for the second quarter of 2005 was $103.5 million compared to $86.2 million in the second quarter of 2004, an increase of 20.1%.

           Income from continuing operations applicable to common stock was $5.6 million in the second quarter of 2005 as compared to a loss of $9.7 million in the 2004 period. The 2005 results benefited from a partial reversal of the tax valuation allowance established in the first quarter.


-----------------
(1) See note 3 to the following table for a discussion of EBITDA (Modified) and Adjusted EBITDA, and for a reconciliation of these amounts to net loss.

(2)  See note 2 to the following table.

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 3

Without that effect, the income from continuing operations in the 2005 quarter would have been $2.2 million. The 2004 period included a loss on early repurchase of debt. Absent that loss, net of the associated tax benefits, the loss from continuing operations applicable to common stock would have been $5.8 million in the 2004 period.

DISCUSSION AND OUTLOOK

           Kieran E. Burke, Chairman and Chief Executive Officer of Six Flags, said, "We are pleased with the broad-based strong performance of our parks during the first half of 2005. Although there is a great deal of time left in our season, the year-to-date results from our parks have been very encouraging. They reflect the successful implementation of our investment program, which added new attractions in 13 of our 18 domestic theme parks, and three of our water parks and both of our international parks, as well as our ongoing guest service initiatives, and year two of our advertising campaign. We also enjoyed favorable weather conditions during the early part of the summer, and this had a positive impact on attendance. Our performance in July continued to reflect solid growth. While attendance growth in the month slowed somewhat from its robust early season pace, per capita revenues rose sharply. For the month, total revenues rose 9.6% from the year ago period. As a result, year-to-date through August 1 total attendance is 6.3% ahead of the prior year, per capita revenues are up 3.3%, and revenues are up by 9.8% year over year. There is a significant amount of our season remaining and we did enjoy a strong October performance last year. Nonetheless, given our performance to date, we are clearly poised to deliver strong financial results for the year, and see the stage set for further growth.

           "We continue to anticipate generating Adjusted EBITDA of $300 million in 2005. This is based on expected full year revenue growth of approximately 8.5%. We continue to enjoy substantial liquidity and have no near-term debt maturities."

           Six Flags, Inc. is the world's largest regional theme park company.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which is available free of charge on the Company's website (www.sixflags.com).

This release and prior releases are available on the Company's Worldwide Web site at www.sixflags.com.

                               (Tables to follow)

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 4


                                                            SIX FLAGS, INC.
                                                   STATEMENT OF OPERATIONS DATA (1)
                                               THREE AND SIX MONTHS ENDED JUNE 30, 2005
                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                              (UNAUDITED)

STATEMENT OF OPERATIONS DATA                            THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                     --------------------------------    --------------------------------
                                                           2005              2004              2005              2004
                                                     ---------------   ---------------   ---------------   ---------------
Revenue........................................      $      386,492    $      356,411    $      440,872    $      401,224
Costs and expenses (excluding depreciation,
     amortization and non-cash compensation)...             256,282           245,647           389,988           370,551
Depreciation...................................              37,674            36,496            74,920            73,152
Amortization...................................                 223               327               445               653
Non-cash compensation..........................                 166               161               454               322
                                                     ---------------   ---------------   ---------------   ---------------
Income (loss) from operations..................              92,147            73,780           (24,935)          (43,454)
Interest expense (net).........................             (45,775)          (49,116)          (90,520)         (101,023)
Minority interest in earnings..................             (25,531)          (23,236)          (18,968)          (15,882)
Early repurchase of debt.......................                   -            (6,195)          (19,303)          (31,372)
Other expense..................................              (8,174)           (1,626)          (11,371)           (4,571)
                                                     ---------------   ---------------   ---------------   ---------------
Income (loss) from continuing operations
     before income taxes.......................              12,667            (6,393)         (165,097)         (196,302)
Income tax expense (benefit)...................
                                                              1,566            (2,224)            2,521           (72,218)
                                                     ---------------   ---------------   ---------------   ---------------
Income (loss) from continuing operations.......              11,101            (4,169)         (167,618)         (124,084)
Discontinued operations, net of tax benefit of
      $1,628 (three months) and $57,387
     (six months) in 2004......................                   -            (2,657)                -          (287,561)
                                                     ---------------   ---------------   ---------------   ---------------
Net income (loss)..............................      $       11,101    $       (6,826)   $     (167,618)   $     (411,645)
                                                     ===============   ===============   ===============   ===============
Net income (loss) applicable to common
     stock.....................................      $        5,609    $      (12,318)   $     (178,603)   $     (422,630)
                                                     ===============   ===============   ===============   ===============
Per share - basic and diluted:
     Income (loss) from continuing
         operations............................      $         0.06    $        (0.10)   $        (1.92)   $        (1.45)
     Discontinued operations, inclusive
         of tax benefit........................                   -             (0.03)                -             (3.09)
                                                     ---------------   ---------------   ---------------   ---------------
     Net income (loss).........................      $         0.06    $        (0.13)   $        (1.92)   $        (4.54)
                                                     ===============   ===============   ===============   ===============
OTHER DATA:
Income (loss) applicable to common
     stock from continuing operations
     before effect of valuation allowance and
     loss on early repurchase of debt(2).......      $        2,180    $      (5,820)    $     (102,818)    $    (115,618)
Income (loss) applicable to common stock
     from continuing operations per common
     share (basic and diluted) before
valuation
     allowance and loss on early repurchase
     of debt(2)................................      $         0.02    $       (0.06)     $       (1.10)      $     (1.24)
EBITDA (Modified)(3)...........................      $      130,210    $     110,764      $      50,884       $    30,673
Adjusted EBITDA(3).............................      $      103,459    $      86,157      $      29,476       $    12,049
Average weighted shares outstanding - basic....              93,107           93,042             93,105            93,030
Average weighted shares outstanding -
     diluted...................................              93,108           93,042             93,105            93,030
Net cash provided by (used in) operating
     activities................................      $      122,444    $      89,368      $      25,146       $   (14,750)

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 5

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                      # # #

BALANCE SHEET DATA                                            June 30, 2005    December 31, 2004
                                                              -------------    -----------------
                                                                (Unaudited)
Cash and cash equivalents...............................    $     116,643      $      68,807
Total assets............................................        3,646,845          3,642,227
Current portion of long-term debt (excluding debt
     called for repayment) .............................          173,979             24,394
Long-term debt (excluding current portion) .............        2,134,963          2,125,121
Mandatorily redeemable preferred stock..................          282,808            282,245
Total stockholders' equity .............................          649,852            826,065

------------------------------
(1) Revenues and expenses of international operations are converted into dollars on a current basis as provided by accounting principles generally accepted in the United States ("GAAP").

(2) The Company's reported results include items of income and expense that the Company believes are typically excluded by securities analysts in their published estimates for the Company's financial results. These excluded items include gains and losses on early repurchases of debt and effects of deferred tax asset valuation allowances. The following tables set forth the calculation of net income (loss) applicable to common stock and net income
     (loss) applicable to common stock per common share before giving effect to those excluded items and before discontinued operations, in the case of the 2004 periods. This measure is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income
     (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

                                                                      (In thousands)
                                           -----------------------------------------------------------------------
                                             THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                           ---------------------------------     ---------------------------------
                                                2005                2004               2005               2004
                                           --------------     --------------     ---------------    --------------
                                                                        (Unaudited)
Net income (loss) applicable to
common stock                               $       5,609             (12,318)    $     (178,603)         (422,630)
Discontinued operations, net of tax                   --               2,657                 --           287,561
Effect of valuation allowance                     (3,429)                 --             63,817                --
Early repurchase of debt                              --               6,195             19,303            31,372
Income tax benefit from early
 repurchase of debt                                   --              (2,354)            (7,335)          (11,921)
                                           --------------     ---------------    ---------------    --------------
Income (loss) applicable to common
 stock from continuing operations before
 valuation allowance and loss on
 early repurchase of debt                  $       2,180              (5,820)    $     (102,818)         (115,618)
                                           ==============     ===============    ===============    ==============

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 6

INCOME (LOSS) PER SHARE (BASIC)
-------------------------------

                                                                    (In thousands)
                                           --------------------------------------------------------------
                                                  Three Months Ended              Six Months Ended
                                                       June 30,                       June 30,
                                           ------------------------------  ------------------------------

                                                 2005           2004             2005           2004
                                            -------------   -------------  -------------    -------------
                                                                      (Unaudited)
Net income (loss) applicable to
        common stock                                0.06           (0.13)         (1.92)           (4.54)

Discontinued operations, net of tax                   --            0.03             --             3.09

Effect of valuation allowance                      (0.04)             --           0.68               --

Early repurchase of debt                              --            0.07           0.21             0.34
Income tax benefit from early
repurchase of debt                                    --           (0.03)         (0.07)           (0.13)

Income (loss) applicable to common
 stock from continuing operations
 before valuation allowance and loss
 on early repurchase of debt                        0.02           (0.06)         (1.10)           (1.24)
                                            -------------   -------------  -------------    -------------

(3) EBITDA (Modified) is defined as net income (loss) from continuing operations, before income tax expense (benefit), other expense, early repurchase of debt (formerly extraordinary loss), minority interest in earnings, interest expense (net), amortization, depreciation and non-cash compensation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown (in thousands).

                                                                              (In thousands)
                                                      ---------------------------------------------------------------------
                                                        Three Months ended June 30,           Six Months ended June 30,
                                                      ------------------------------     --------------------------------
                                                          2005               2004               2005              2004
                                                      --------------  --------------     ---------------    -------------
                                                                                 (Unaudited)
Net income (loss)                                     $      11,101           (6,826)     $    (167,618)        (411,645)
Discontinued operations, inclusive of                            --            2,657                 --          287,561
 tax benefit
Income tax expense (benefit)                                  1,566           (2,224)             2,521          (72,218)
Other expense                                                 8,174            1,626             11,371            4,571
Early repurchase of debt                                         --            6,195             19,303           31,372
Minority interest in earnings                                25,531           23,236             18,968           15,882
Interest expense (net)                                       45,775           49,116             90,520          101,023
Amortization                                                    223              327                445              653
Depreciation                                                 37,674           36,496             74,920           73,152
Non-cash compensation                                           166              161                454              322
                                                      --------------  ---------------    ---------------    -------------
EBITDA (Modified)                                           130,210          110,764             50,884           30,673
Third party interest in EBITDA of certain
parks(a)                                                    (26,751)         (24,607)           (21,408)         (18,624)
                                                      --------------  ---------------    ---------------    -------------
Adjusted EBITDA                                       $     103,459           86,157     $       29,476           12,049
                                                      ==============  ===============    ===============    =============

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 8, 2005
PAGE 7

           The Company is not able as of this date to provide a reliable estimate of its income tax expense (benefit) and other income (expense) for the year ending December 31, 2005. Therefore, a reliable estimate of its net loss for that year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations for 2005 to expected EBITDA (Modified) and expected Adjusted EBITDA for such year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. For 2005, expected interest expense (net) is approximately $180,000,000 and expected minority interest in earnings is approximately $40,000,000.

                                                             (In thousands)
                                                               Year Ending
                                                            December 31, 2005
                                                         ---------------------
  Income from operations                                 $            186,300
  Non-cash compensation                                                   800
  Amortization                                                            900
  Depreciation                                                        156,000
                                                         ---------------------
  EBITDA (Modified)                                                   344,000
  Third-party interest in EBITDA of certain parks(a)                  (44,000)
                                                         ---------------------
  Adjusted EBITDA                                        $            300,000
                                                         =====================


(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.